Exhibit T3A-48

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “COLUMBIA CARE PARTNERS LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 2019, AT 12:03 O`CLOCK P.M.

/s/ Jeffrey W.Bullock Jeffrey W.Bullock, Secretary of State
7371265 8100	Authentication: 202641761 Date: 04-15-19
SR# 20192787862

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:03 PM 04/12/2019 FILED 12:03 PM 04/12/2019 SR 20192787862 - File Number 7371265

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

COLUMBIA CARE PARTNERS LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204 of the Delaware Code

This Certificate of Formation of Columbia Care Partners LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101 et seq.), as amended from time to time.

FIRST:	The name of the limited liability company formed hereby is Columbia Care Partners LLC.

SECOND:	The address of the registered office of the limited liability company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808.

THIRD:	The name and address of the registered agent for service of process on the limited liability company in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 12, 2019.

Columbia Care Partners LLC

By:	/s/ Nicholas Vita
Name: Nicholas Vita
Title: Authorized Person